UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

BLUE OWL CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue
New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OBDC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 28, 2025 (the “Refinancing Date”), Blue Owl Capital Corporation (the “Company”) completed a $484,920,000 term debt securitization refinancing (the “CLO Refinancing”), also known as a collateralized loan obligation refinancing, which is a form of secured financing incurred by the Company. The secured notes and preferred shares issued in the CLO Refinancing and the secured loans borrowed in the CLO Refinancing were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO VII, LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The CLO Refinancing was executed by (A) the issuance of the following classes of notes pursuant to an indenture and security agreement dated as of July 26, 2022 (the “Original Closing Date”), by and between the Issuer and State Street Bank and Trust Company, as amended and supplemented by the first supplemental indenture dated as of the Refinancing Date (the “Indenture”), by and between the Issuer and State Street Bank and Trust Company: (i) $202,000,000 of AAA(sf) Class A-R Notes, which bear interest at the Benchmark plus 1.40% and (ii) $53,500,000 of AA(sf) Class B-R Notes, which bear interest at the Benchmark plus 1.70% (together, the “Secured Notes”) and (B) the borrowing by the Issuer of (i) $50,000,000 under floating rate Class A-L1-R loans (the “Class A-L1-R Loans”) and (ii) $25,000,000 under floating rate Class A-L2-R loans (the “Class A-L2-R Loans” and together with the Class A-L1-R Loans and the Secured Notes, the “First Refinancing Debt”). The Class A-L1-R Loans and the Class A-L2-R Loans bear interest at the Benchmark plus 1.40%. The Class A-L1-R Loans were borrowed under a loan agreement (the “A-L1-R Loan Agreement”), dated as of the Refinancing Date, by and among the Issuer, as borrower, State Street Bank and Trust Company, as collateral trustee and loan agent, and the lenders party thereto and the Class A-L2-R Loans were borrowed under a loan agreement (the “A-L2-R Loan Agreement”), dated as of the Refinancing Date, by and among the Issuer, as borrower, State Street Bank and Trust Company, as collateral trustee and loan agent, and the lenders party thereto. The Debt is secured by middle market loans, participation interests in middle market loans and other assets of the Issuer. The Debt is scheduled to mature on the Payment Date in April 2038. The Secured Notes were privately placed by SG Americas Securities, LLC as Initial Purchaser. The proceeds from the CLO Refinancing were used to redeem in full the classes of notes issued on the Original Closing Date and to pay expenses incurred in connection with the CLO Refinancing.

Concurrently with the issuance of the Secured Notes and the borrowing under the Class A-L1-R Loans and Class A-L2-R Loans, the Issuer issued $43,100,000 of additional subordinated securities in the form of 43,100 of its preferred shares (the “Additional Preferred Shares”). The Additional Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the collateral securing the Debt. The Company purchased all of the Additional Preferred Shares issued on the Refinancing Date. On the Original Closing Date, the Issuer issued $111,320,000 of subordinated interests in the form of 111,320 of its preferred shares which the Company purchased and continue to be held. The total amount of outstanding preferred shares as of the Refinancing Date is 154,420. The Company acts as retention holder in connection with the CLO Refinancing for the purposes of satisfying certain U.S., European Union and United Kingdom regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Preferred Shares.

On the Original Closing Date, the Issuer entered into a loan sale agreement with the Company, which provided for the sale and contribution of approximately $255,548,000 par amount of middle market loans from the Company to the Issuer on the Original Closing Date and for future sales from the Company to the Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the Debt. As part of the CLO Refinancing, the Issuer and the Company entered into an amended and restated loan sale agreement dated as of the Refinancing Date (the “OBDC Loan Sale Agreement”), which provides for the sale and contribution of approximately $111,240,000 par amount of middle market loans from the Company to the Issuer on the Refinancing Date and for future sales from the Company to the Issuer on an ongoing basis. Such loans constituted part of the portfolio of assets securing the Debt. The Company made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement.

Through April 20, 2030, a portion of the proceeds received by the Issuer from the loans securing the Debt may be used by the Issuer to purchase additional middle market loans under the direction of Blue Owl Credit Advisors LLC (the “Adviser”), the Company’s investment adviser, in its capacity as collateral manager for the Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.

The Debt is the secured obligation of the Issuer, and the Indenture, the A-L1-R Loan Agreement and the A-L2-R Loan Agreement each include customary covenants and events of default. The Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

The Adviser serves as collateral manager for the Issuer under an amended and restated collateral management agreement (the “Collateral Management Agreement”) dated as of the Refinancing Date. The Adviser is entitled to receive fees for providing these services. The Adviser has waived its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to the Adviser pursuant to the Fourth Amended and Restated Investment Advisory Agreement, dated January 12, 2025, between the Advisor and the Company will be offset by the amount of the collateral management fee attributable to the CLO VII Issuer’s equity or notes owned by the Company.

The Company expects to use the proceeds of the issuance and incurrence of the Debt, net of certain fees and expenses, for general corporate purposes.

The above description of the documentation related to the CLO Refinancing and other arrangements entered into on the Refinancing Date contained in this Current Report on Form 8-K do not propose to be complete and are qualified in their entirety by reference to the underlying agreements, including the Indenture, the OBDC Loan Sale Agreement and the Collateral Management Agreement, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	First Supplemental Indenture, dated as of February 28, 2025, by and between Owl Rock CLO VII, LLC, as Issuer, and State Street Bank and Trust Company, as Collateral Trustee.

10.2	Amended and Restated Collateral Management Agreement, dated as of February 28, 2025, by and between Owl Rock CLO VII, LLC, as Issuer, and Blue Owl Credit Advisors LLC, as Collateral Manager.

10.3	Amended and Restated Loan Sale Agreement, dated as of February 28, 2025, by and between Blue Owl Capital Corporation, as Seller, and Owl Rock CLO VII, LLC, as Purchaser.

10.4	Class A-L1-R Loan Agreement, dated as of February 28, 2025, among Owl Rock CLO VII, LLC, as Borrower, the Lenders party thereto, and State Street Bank and Trust Company, as Loan Agent and Collateral Trustee.

10.5	Class A-L2-R Loan Agreement, dated as of February 28, 2025, among Owl Rock CLO VII, LLC, as Borrower, the Lenders party thereto, and State Street Bank and Trust Company, as Loan Agent and Collateral Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Capital Corporation

March 5, 2025	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer